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COMPUTATION OF EARNINGS PER COMMON SHARE
Exhibit 11
Fabri-Centers of America, Inc.
(Thousands of dollars, except share and per share data)

                                                                                             Thirteen Weeks Ended
                                                                                          -----------------------------
                                                                                          October 29,       October 30,
                                                                                             1994              1993
- - -----------------------------------------------------------------------------------------------------------------------
PRIMARY EARNINGS PER SHARE:

Earnings (loss) before cumulative effect of accounting change                          $       4,075     $       3,536
Cumulative effect of accounting change                                                             -                 -
                                                                                       -------------     -------------

Net earnings (loss)                                                                    $       4,075     $       3,536
                                                                                       =============     =============


Weighted average shares of common stock outstanding during the period                      9,167,349         9,034,943
Incremental shares from assumed exercise of stock options (primary)                          159,688           186,138
                                                                                       -------------     -------------

                                                                                           9,327,037         9,221,081
                                                                                       =============     =============

Primary earnings (loss) per common share:
    Loss before cumulative effect of accounting change                                 $        0.44     $        0.38
    Cumulative effect of accounting change                                                         -                 -
                                                                                       -------------     -------------

Net earnings (loss)                                                                    $        0.44     $        0.38
                                                                                       =============     =============

FULLY DILUTED EARNINGS PER SHARE:

Earnings (loss) before cumulative effect of accounting change                          $       4,075     $       3,536
Interest expense applicable to 6 1/4% convertible subordinated debentures,
    net of tax                                                                                   548               556
                                                                                       -------------     -------------

                                                                                               4,623             4,092
Cumulative effect of accounting change                                                             -                 -
                                                                                       -------------     -------------

Net earnings (loss)                                                                    $       4,623     $       4,092
                                                                                       =============     =============


Weighted average shares of common stock outstanding during the period                      9,167,349         9,034,943
Incremental shares from assumed exercise of stock options (fully diluted)                    220,529           210,818
Incremental shares from assumed conversion of 6 1/4% convertible
     subordinated debentures                                                               1,168,882         1,168,882
                                                                                       -------------     -------------

                                                                                          10,556,760        10,414,643
                                                                                       =============     =============

Fully diluted earnings (loss) per common share:
    Earnings (loss) before cumulative effect of accounting change                      $        0.44     $        0.39
    Cumulative effect of accounting change                                                         -                 -
                                                                                       -------------     -------------

Net earnings (loss)                                                                    $        0.44     $        0.39
                                                                                       =============     =============

                                                                                         Thirty-Nine Weeks Ended
                                                                                       ------------------------------
                                                                                       October 29,       October 30,
                                                                                          1994              1993
- - -----------------------------------------------------------------------------------------------------------------------
PRIMARY EARNINGS PER SHARE:

Earnings (loss) before cumulative effect of accounting change                         $      (2,380)    $      (3,581)
Cumulative effect of accounting change                                                            -               399
                                                                                      -------------     --------------

Net earnings (loss)                                                                   $      (2,380)    $      (3,182)
                                                                                      =============     =============


Weighted average shares of common stock outstanding during the period                     9,138,856         9,077,830
Incremental shares from assumed exercise of stock options (primary)                         181,342           190,226
                                                                                      -------------     --------------

                                                                                          9,320,198         9,268,056
                                                                                      =============     =============

Primary earnings (loss) per common share:
    Loss before cumulative effect of accounting change                                $       (0.26)    $       (0.38)
    Cumulative effect of accounting change                                                        -              0.04
                                                                                      -------------     --------------

Net earnings (loss)                                                                   $       (0.26)    $       (0.34)
                                                                                      =============     =============

FULLY DILUTED EARNINGS PER SHARE:

Earnings (loss) before cumulative effect of accounting change                         $      (2,380)    $      (3,581)
Interest expense applicable to 6 1/4% convertible subordinated debentures,
    net of tax                                                                                1,643             1,670
                                                                                      -------------     --------------

                                                                                               (737)           (1,911)
Cumulative effect of accounting change                                                            -               399
                                                                                      -------------     --------------

Net earnings (loss)                                                                   $        (737)    $      (1,512)
                                                                                      =============     =============


Weighted average shares of common stock outstanding during the period                     9,138,856         9,077,830
Incremental shares from assumed exercise of stock options (fully diluted)                   220,529           205,640
Incremental shares from assumed conversion of 6 1/4% convertible
     subordinated debentures                                                              1,168,882         1,168,882
                                                                                      -------------     --------------

                                                                                         10,528,267        10,452,352
                                                                                      =============     =============

Fully diluted earnings (loss) per common share:
    Earnings (loss) before cumulative effect of accounting change                     $       (0.07)    $       (0.18)
    Cumulative effect of accounting change                                                        -              0.04
                                                                                      -------------     --------------

Net earnings (loss)                                                                   $       (0.07)    $       (0.14)
                                                                                      =============     =============


Note:   This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.
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